KeyCorp Third Quarter 2020 Earnings Review October 21, 2020 Chris Gorman Don Kimble Chairman and Vice Chairman and Chief Executive Officer Chief Financial Officer

FORWARD-LOOKING STATEMENTS AND ADDITIONAL INFORMATION This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “seek,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible,” “potential,” “strategy,” “opportunities,” or “trends,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are based on assumptions that involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond KeyCorp’s control.) Actual results may differ materially from current projections. Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward-looking Statements” and “Risk Factors” in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2019 and in other filings of KeyCorp with the Securities and Exchange Commission (the “SEC”). In addition to the aforementioned factors, the COVID-19 global pandemic is adversely affecting us, our clients, and our third-party service providers, among others, and its impact may adversely affect our business and results of operations over a period of time. Risks related to COVID-19 are more fully described under “Risk Factors” in KeyCorp’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward- looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding KeyCorp, please refer to our SEC filings available at www.key.com/ir . Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity,” “cash efficiency ratio,” “pre-provision net revenue,” and certain financial measures excluding notable items. Notable items include certain revenue or expense items that may occur in a reporting period in which management does not consider indicative of ongoing financial performance. Management believes it is useful for the investment community to consider financial metrics with and without notable items in order to enable a better understanding of company results, facilitate comparability of period-to-period financial results, and to evaluate and forecast those results. Although Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measures, please refer to the appendix of this presentation, or page 44 of our Form 10-Q dated June 30, 2020. GAAP: Generally Accepted Accounting Principles 2

3Q20 Highlights . Revenue up 3% from year-ago period, reflecting balance sheet growth and momentum in fee businesses − Loan balances reflect PPP and strong production from consumer mortgage and Laurel Road − Deposits reflect continued growth, resulting in elevated liquidity levels − Strength in fees from consumer mortgage and cards and payments Financial . Results reflect continued momentum in core businesses, improved returns and strong capital − Return on average tangible common equity of 12.2% − Common Equity Tier 1 ratio of 9.5% (a) , up 40 basis points from prior quarter . Expense levels reflect elevated payments costs, higher incentives, and COVID-19 expenses . Strong credit quality: benefitting from actions taken over-time to reduce risk profile − Net charge offs to average loans of 49 bps Credit . Positive trends in deferral/forbearance activity Quality . Commercial portfolio focus areas performing well . Allowance for credit losses to period-end loans of 1.88% (2.04% excl. PPP loans) . CET1 ratio of 9.5% (a) - top of targeted range Capital and . Strong capital and liquidity: positioned to weather adverse operating environments, support clients and Liquidity play a role in revitalizing economy − Maintained 3Q20 dividend at $.185 per common share PPP = Paycheck Protection Program (a) 9/30/20 ratio is estimated 3

Financial Review 4

Financial Highlights Continuing operations, unless otherwise noted 3Q20 2Q20 3Q19 LQ ∆ Y/Y ∆ EPS – assuming dilution $ .41 $ .16 $ .38 156% 8 % Cash efficiency ratio (a) 60.6% 57.9% 56.0% 270 bps 460 bps (a) Profitability Return on average tangible common equity 12.2 5.0 12.4 723 (19) Return on average total assets 1.00 .45 1.14 55 (14) Net interest margin 2.62 2.76 3.00 (14) (38) Common Equity Tier 1 (b) 9.5% 9.1% 9.5% 40 bps - Capital Tier 1 risk-based capital (b) 10.9 10.5 10.9 40 - Tangible common equity to tangible assets (a) 7.8 7.6 8.6 20 (80)bps NCOs to average loans .49% .36% .85% 13 bps (36) bps Asset NPLs to EOP portfolio loans .81 .72 .63 9 18 Quality Allowance for credit losses to EOP loans 1.88 1.80 1.03 8 85 EOP = End of Period (a) Non-GAAP measure: see Appendix for reconciliations (b) 9/30/20 ratios are estimated 5

Loans Total Average Loans Highlights $ in billions vs. Prior Year $110 6.00% $105 PPP $6 . Average loans up 14% from 3Q19 $100 $8 − Commercial balances reflect $8 B of average $92 5.00% $90 PPP balances, as well as broad-based core C&I 4.67% growth and increased utilization $80 4.00% − Consumer loan growth (+15%) driven by 3.55% consumer mortgage and Laurel Road $70 $60 3.00% 3Q19 4Q19 1Q20 2Q20 3Q20 Total average loans Loan yield vs. Prior Quarter Portfolio Detail . Average loans down 3% from 2Q20 $ in billions − Commercial balances reflect paydowns from line C&I Consumer draws earlier in the year, partially offset by higher PPP average balances $28 $57 − Consumer loans up 2% reflecting:  Record $2.3 B funded consumer mortgage $48 $25 volume  >$400 MM Laurel Road originations in 3Q20 3Q19 3Q20 3Q19 3Q20 6

Deposits Average Deposits Highlights $ in billions $140 $135 1.50% . Interest-bearing deposit costs down 20 bps from 2Q20, reflecting impact of lower interest rates $120 $110 1.25% . Strong and stable deposit base $100 1.09% 1.00% − 32% noninterest-bearing (a) $80 − ~60% stable retail and low-cost escrow 0.82% 0.75% $60 − 77% loan to deposit ratio (b) 0.50% $40 .23% vs. Prior Year $20 0.25% .16% . Average deposits up 22% from 3Q19 $0 0.00% 3Q19 4Q19 1Q20 2Q20 3Q20 − Growth from consumer and commercial relationships Commercial Cost of total deposits Consumer x Cost of total interest-bearing deposits − Partially offset by decline in time deposits as a result of lower interest rates 3Q20 Average Deposit Mix $ in billions vs. Prior Quarter $7.6 . Average deposit balances up 5% from 2Q20 $5.5 Noninterest-bearing − Broad-based commercial growth $41.7 NOW and MMDA − Consumer growth from stimulus payments and Savings $80.2 CDs and other time deposits lower spending − Partially offset by a decline in time deposits as a result of lower interest rates (a) Based on period-end balances 7 (b) Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits

Net Interest Income and Margin Net Interest Income & Net Interest Margin Trend (TE) Highlights $ in millions; continuing operations vs. Prior Year $1,100 4.0% $1,006 $980 . Net interest income up $26 MM (+3%) from 3Q19 $1,000 3.5% − Largely driven by higher earning asset $900 balances 3.00% $800 3.0% − Partially offset by a lower net interest margin $700 . Lower NIM driven by the impact from lower 2.5% 2.62% interest rates, elevated levels of liquidity, and PPP $600 program participation $500 2.0% 3Q19 4Q19 1Q20 2Q20 3Q20 vs. Prior Quarter Net interest income (TE)x Net Interest Margin (TE) . Net interest income down $19 MM (-2%) from 2Q20 − Largely reflecting lower loan balances NIM Change vs. Prior Quarter 2Q20: 2.76% . Lower NIM driven by a shift in balance sheet mix, Elevated liquidity (.13) including continued elevated levels of liquidity All other (.01) Total change (.14) 3Q20: 2.62% TE = Taxable equivalent 8

Noninterest Income

Noninterest Income

$ in millions up / (down)	3Q20	vs. 3Q19	vs. 2Q20
Trust and investment services income	$ 128	$ 10	$ 5
Investment banking and debt placement fees	146	(30)	(10)
Service charges on deposit accounts	77	(9)	9
Operating lease income and other leasing gains	38	(4)	(22)
Corporate services income	51	(12)	(1)
Cards and payments income	114	45	23
Corporate-owned life insurance	30	(2)	(5)
Consumer mortgage income	51	35	(11)
Commercial mortgage servicing fees	18	(3)	6
Other income	28	1	(5)
Total noninterest income	$ 681	$ 31	$ (11)

Highlights

vs. Prior Year

- Noninterest income up $31 MM (+5%) from 3Q19
  - Continued strength in consumer mortgage business (+$35 MM)
  - $45 MM increase in cards and payments income driven by higher prepaid card activity
  - Partially offset by a decline in investment banking and debt placement fees related to lower loan syndication and M&A fees

vs. Prior Quarter

- Noninterest income down $11 MM (-2%) from 2Q20
  - Operating lease income down $22 MM related to gains from the sale of leveraged leases in the previous quarter
  - Consumer mortgage income down $11 MM following record quarter in 2Q20
  - Partially offset by an increase in cards and payments income driven by higher prepaid card activity and higher service charges on deposit accounts

9

Noninterest Expense Noninterest Expense Highlights $ in millions favorable / (unfavorable) 3Q20 vs. 3Q19 vs. 2Q20 vs. Prior Year Personnel $ 588 $ 41 $ 16 . Noninterest expense up $98 MM (+10%) from Net occupancy 76 4 5 3Q19 Computer processing 59 6 3 − Payments-related expense of $52 million Business services, professional fees 49 6 - (reported in other expense) and COVID-related Equipment 25 (2) - expenses of $7 million to support teammates Operating lease expense 33 - (1) − Primarily reflects higher personnel costs related Marketing 22 (4) (2) to lower deferral of loan origination costs, merit FDIC assessment 6 (1) (2) increases, and employee benefits costs Intangible asset amortization 15 (11) (3) OREO expense, net (1) (4) (7) vs. Prior Quarter Other expense 165 63 15 Total noninterest expense $ 1,037 $ 98 $ 24 . Noninterest expense up $24 MM (+2%) from 2Q20 − Higher payments-related expense of $25 million (reported in other expense) − Higher personnel costs related to increased employee benefits costs 10

Credit Quality Net Charge-offs & Provision for Credit Losses $ in millions CECL Implementation $500 1.00% .85% $400 .80% 3Q19 reflects Provision for $300 .60% $123 MM from .49% credit losses $200 previously $196 exceeds net disclosed fraud $200 .40% charge-offs by .31% $160 loss $128 $32 MM $100 .20% $0 .00% 3Q19 4Q19 1Q20 2Q20 3Q20 NCOs Provision for credit losses NCOs to avg loans NCOs to avg loans excl. fraud loss (a) Nonperforming Loans Allowance for Credit Losses (ACL) $ in millions $ in millions $2,500 400% $900 $834 2.00% 3Q20 allowance for credit losses to period-end loans of $1,938 350% 1.60% $2,000 1.88% (excl. PPP 2.04%) $585 $600 300% $1,500 1.20% 232% 250% .81% $958 .63% .80% $1,000 $300 200% 164% .40% $500 150% $0 .00% $0 100% 3Q19 4Q19 1Q20 2Q20 3Q20 3Q19 4Q19 1Q20 2Q20 3Q20 Allowance for Allowance for credit losses NPLs to period-end loans NPLs credit losses to NPLs NCO = Net charge-off 11 (a) Excludes fraud loss in 4Q19 and 3Q19; see 4Q19 earnings slide appendix for reconciliation

Select Commercial Portfolio Focus Areas

Active Portfolio Surveillance

- Ongoing portfolio reviews
- Monitoring ratings migration
- Central reporting on enterprise-wide relief initiatives
- Established pandemic watchlist and ongoing review of commercial clients at risk
  - Evaluate business position as well as potential COVID implications

Portfolios in Focus

$ in millions	6/30/20 Outstandings	9/30/20 Outstandings	% of Total Loans as of 9/30
Consumer behavior[(a)]	$ 5,206	$ 5,020	4.9%
Education	1,592	1,568	1.5
Sports	622	642	.6
Restaurants	413	396	.4
Retail commercial real estate[(b)]	$ 684	$ 640	.6%
Nondurable retail[(c)]	$ 752	$ 632	.6%
Travel / Tourism[(d)]	$ 2,994	$ 2,786	2.7%
Hotels	905	851	.8
Leveraged lending[(e)]	$ 1,891	$ 1,859	1.8%
Oil and gas	$ 2,356	$ 2,095	2.0%
Upstream (reserve-based)	1,505	1,391	1.3
Midstream	424	400	.4
Downstream	161	104	.1

Portfolios reviewed on a frequent and ongoing basis

Note: Approximately 3% of outstandings overlapped in multiple categories

(a) Consumer behavior includes restaurants, sports, entertainment and leisure, services, education, etc.

(b) Retail commercial real estate is mainly composed of regional malls, strip centers (unanchored) and lifestyle centers)

(c) Nondurable retail includes direct lending to retailers including apparel, hobby shops, nursery garden centers, cosmetics, and gas stations with convenience stores

(d) Travel/Tourism includes hotels, tours, and air/water/rail leasing.

(e) Leveraged lending exposures have total debt to EBITDA greater than four times or senior debt to EBITDA greater than three times and meet the purpose test (the new debt finances a buyout, acquisition, or capital distribution)

12

Pandemic Credit Metrics: Outperfoming Peers


Deferrals (% of Total Loans ($))
Peer Median: 7.4%
1.8%
4.3%
11.2%
KEY
3Q20
KEY
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
2Q20

KEY COVID-19 Hardship Support

Commercial

- Deferral or forbearance options as of 9/30: .7% of clients / 1.6% of balances
- Second round deferral requests (October 2020): ~15%
- COVID-impacted industries performing in-line with expectations
- Dynamic assessment of ratings migration

Consumer

- Deferral or forbearance options as of 9/30: .4% of clients / 2.3% of balances
- Second round deferral requests (October 2020):
  - Real estate: ~30%
  - Non-real estate consumer: ~10%
- Focusing on loss mitigation and collection strategies

Note: Peer group includes peer banks that reported both deferral and criticized loan statistics in 2Q20: CMA, FITB, HBAN, PNC, RF, TFC, USB, and ZION
(a) Criticized figures derived from peer 10-Q filings; KEY includes commercial and consumer criticized; peers are commercial criticized only unless only total (inclusive of consumer) reported

13

Capital Common Equity Tier 1 (a) Highlights 11.0% . Strong capital position: CET1 ratio up 40 bps from 2Q20 to 9.5% (a) at 9/30/2020 – top of targeted range 10.0% 9.5% 9.5% . Well-positioned to weather adverse operating 9.0% environments: − Announced 3Q20 quarterly common share 8.0% dividend of $.185 (consistent with 2Q20 level) 7.0% − EPS from last four quarters (4Q19-3Q20) of $1.14 vs. $.74 annual quarterly common share 6.0% dividend 3Q19 4Q19 1Q20 2Q20 3Q20 Tangible Common Equity to Tangible Assets (b) Common Share Dividend (c) $0.74 10.0% 9.0% 8.6% 8.0% 7.8% $0.215 7.0% 6.0% 3Q19 4Q19 1Q20 2Q20 3Q20 2013 2014 2015 2016 2017 2018 2019 2020 Annualized (a) 9/30/20 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision (b) Non-GAAP measure: see Appendix for reconciliation 14 (c) 2020 annualized figure assumes 4Q20 dividend of $.185 per common share, subject to Board approval

Fourth Quarter 2020 Trends & Long-term Targets Fourth Quarter 2020 Trend (vs. Third Quarter 2020) . Average Loans: down low-single digits (reflective of lower starting point at 9/30/20) . Deposits: relatively stable . Net interest income: up low-single digits with a relatively stable NIM − Includes $20 million - $25 million from the repayment of PPP loans . Noninterest income: relatively stable . Noninterest expense: down low-single digits . Net charge-offs: expected to be in the 55 - 65 bps range Guidance ranges: relatively stable: +/- 2%; low-single digit: 1% - 3%; mid-single digit: 4% - 6%; high-single digit: 7% - 9% Long-term Targets Positive operating Moderate risk profile: ROTCE: Cash efficiency ratio: Net charge-offs to avg. loans leverage targeted range of 40-60 bps 16% - 19% 54% - 56% 15

Appendix 16

Commercial Loan Portfolio Detail Total Commercial Loans Commercial & Industrial (C&I) . Solid middle market portfolio $ in billions 9/30/20 % of total loans . Aligning bankers to areas of market opportunity and growth - Commercial and industrial $ 55.0 53 investing in strategic hires with industry vertical expertise Commercial real estate 15.0 15 C&I CRE . High-quality borrowers Commercial lease financing$40 4.5$18 4 Total Commercial $ 74.5 72% . Small, stable leveraged portfolio: < 2% of total loans Portfolio Highlights Commercial Real Estate (CRE) . Target specific client segments focused in 7 industry verticals . Strengthened credit risk profile with strategic exits and growth in targeted client segments to focus on relationships . Experienced bankers with deep industry expertise . Significantly scaled back construction portfolio from pre- . Focused on high quality clients recession (42% in 2008 ¢ 12% in 2020) . Credit quality metrics remain strong and stable . Focused on relationships with owners and operators − Disciplined, consistent underwriting . Strategic focus in CDLI and multifamily − Active surveillance with ongoing portfolio reviews Targeted Industry Verticals − Dynamic assessment of ratings migration ~81% commercial bank Public Real Healthcare Technology credit exposure from Sector Estate relationship (a) clients Consumer Energy Industrial (a) Relationship client is defined as having two or more of the following: credit, capital markets, or payments 17

Consumer Loan Portfolio Detail Total Consumer Loans Laurel Road $ in millions Origination Volume $ in billions 9/30/20 % of total WA FICO at loans origination $801 $611 $706 Residential mortgage 8.7 9 769 $552 $419 Home equity 9.5 9 808 C&I CRE 3Q19 4Q19 1Q20 2Q20 3Q20 Consumer direct$40 4.4$18 4 770 Credit card 1.0 1 801 . High-quality client base: primarily healthcare professionals Consumer indirect 5.0 5 775 − Weighted average FICO at origination: ~790 Total Consumer $ 28.6 28% 778 − Weighted average borrower income: >$200 K . Growth engine for consumer business: 31k net new households added since acquisition with opportunity for further integration Portfolio Highlights . Prime & super prime client base focused on relationships Residential Mortgage . Continued consumer originations bring more balance to $ in billions portfolio Origination Volume . Digital investments will aid future growth (ex. Laurel Road $2.2 $2.3 / healthcare professionals) East $1.3 $1.5 $1.3 East 778 3Q19 4Q19 1Q20 2Q20 3Q20 . Focused on prime/super-prime clients (FICO: 769) weighted average FICO Other at origination Other . Expanding and streamlining digital capabilities through Laurel Road platform (early 2021) Other . Continued momentum with strong loan originations in 3Q20: up ~5% QoQ and >75% YoY 18 Tables may not foot due to rounding

Investment Portfolio

Average Total Investment Securities



$ in billions
$32.6
$33.6
2.49%
2.05%
$32.0
$24.0
$16.0
$8.0
$0.0
3.00%
2.50%
2.00%
1.50%
1.00%
.50%
4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20
Average AFS securities
Average HTM securities
Average yield(a)

Securities Cash Flows(b) as a % of Total Securities



12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
4.6%
3.5%
3.3%
3.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
4%
3%
4%
4%
5%
5%
7%
8%
4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20
Securities cash flows as a % of total securities(b)
Mortgage rate(c)

Highlights

- Portfolio used for funding and liquidity management
  - Portfolio composed primarily of fixed-rate GNMA and GSE-backed MBS and CMOs
  - Reinvestments continue to be in High Quality Liquid Assets
- Excess cash was put to work in portfolio in 3Q20
  - Purchased Treasury bills during the quarter
    - Avg. yield excl. AFS T-bills =2.25%
    - $5 billion of Treasury bills (yield =.15%)
  - Yields on typical reinvestment opportunities would be ~125 bps lower than runoff yields
- Strategically positioned the portfolio allocation to provide greater yield stability in a lower interest rate environment:
  - Grew allocation to bullet-like or locked-out cash flow securities backed by commercial mortgages
  - Focused on investing in securities backed by residential and multi-family mortgage collateral with lower prepayment risks
  - Reduced exposure to net unamortized premiums on mortgage securities
  - Quarterly mortgage security cash flows as a % of the portfolio increased a modest 5% with mortgage rates ~1.75% lower
- Portfolio average life of 3.6 years and duration of 3.4 years at 9/30/2020

(a) Yield is calculated on the basis of amortized cost
(b) Quarterly cash flows
(c) Average 30-year Freddie Mac fixed mortgage rate

19

Asset & Liability Management

Hedging strategy utilizes comprehensive toolkit to promote net interest income stability

Fixed Rate as % of Earning Assets (a),(b)



76%
59%
20%
11%
28%
32%
Avg: 57%
Peer 1
Peer 2
Peer 3
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
Fixed Rate Loans
Securities Portfolio
Cashflow Hedges (ex floors)
Total

Floating % of Total Loans (a),(c)



Avg: 45%
22%
34%
54%
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Floating Unhedged
Floating Hedged

Highlights

- Loan book repricing characteristics well-positioned
  - A lower exposure to unhedged floating rate loans combined with floors (purchased and written into loans) better protect Key from further declines in short interest rates
  - Exposure to fixed rate asset repricing in-line with peers
- Laddered hedge runoff to protect income against rates lower for longer
  - Key's hedging strategy includes a combination of both off-balance sheet swaps and on-balance sheet securities with lock out periods to mitigate prepayment exposure
  - Stable ~3 year weighted average maturity provides protection to further declines in term rates
  - Gradual runoff of hedges provided earnings stability heading into the declining rate cycle, while offering flexibility to rebalance as the cycle unfolds
  - Exposure to negative short rates effectively negated by floating rate loan portfolio that includes $39 billion in floors at or above zero, coupled with $7.8 billion of purchased interest rate floors

Hedging Program Runoff (ex floors)



$ in billions
25.0
20.0
15.0
10.0
5.0
-
Weighted Average Yield
2.27%
2.27%
2.31%
2.34%
2.38%
2.37%
2.36%
2.34%
2.35%
2.30%
4.9
4.9
4.9
4.9
4.9
4.9
4.9
4.8
4.8
4.8
18.4
17.2
15.0
13.5
12.1
10.7
8.2
7.6
7.4
6.3
3.4
3.3
3.4
3.4
3.4
3.5
3.9
3.8
3.6
3.7
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
Off Balance Sheet Hedges
On Balance Sheet Hedges
Combined WAM (yrs)

(a) Peer data latest reported as of 6/30/20 from SEC and Call Reports
(b) Securities and hedges assumed to be predominantly fixed rate
(c) Includes loans maturing in <1 year

20

Credit Quality Trends Delinquencies to Period-end Total Loans Criticized Outstandings (a) to Period-end Total Loans Continuing operations Continuing operations .80% 6.0% .60% 3.9% 4.0% .39% .40% .33% 2.7% 2.0% .20% .06% .07% .00% .0% 3Q19 4Q19 1Q20 2Q20 3Q20 3Q19 4Q19 1Q20 2Q20 3Q20 30 – 89 days delinquent 90+ days delinquent Metric (b) 3Q20 2Q20 1Q20 4Q19 3Q19 Delinquencies to EOP total loans: 30-89 days .33% .39% .38% .35% .39 % Delinquencies to EOP total loans: 90+ days .07 .08 .12 .10 .06 NPLs to EOP portfolio loans .81 .72 .61 .61 .63 NPAs to EOP portfolio loans + OREO + Other NPAs .97 .89 .82 .75 .77 Allowance for credit losses to period-end loans 1.88 1.80 1.47 1.02 1.03 Allowance for credit losses to NPLs 232.4 250.8 240.5 167.8 163.8 (a) Loan and lease outstandings 21 (b) From continuing operations

Credit Quality

Credit Quality by Portfolio

$ in millions	Period-end loans	Average loans	Net loan charge-offs	Net loan charge-offs[b] / average loans (%)	Nonperforming loans	Ending allowance	Allowance / period-end loans (%)	Allowance / NPLs (%)
	9/30/20	3Q20	3Q20	3Q20	9/30/20	9/30/20	9/30/20	9/30/20
Commercial and industrial[a]	$ 55,025	$ 57,067	$ 92	.64%	$ 459	$ 810	1.47%	176.47%
Commercial real estate:								
Commercial Mortgage	13,059	13,202	11	.33	104	279	2.14	268.27
Construction	1,947	1,987	-	-	1	34	1.75	N/M
Commercial lease financing[c]	4,450	4,488	10	.89	6	58	1.30	966.67
Real estate – residential mortgage	8,715	8,398	(1)	(.05)	96	104	1.19	108.33
Home equity	9,488	9,580	1	.04	146	183	1.93	125.34
Consumer direct loans	4,395	4,403	6	.54	3	125	2.84	N/M
Credit cards	970	967	7	2.88	2	95	9.79	N/M
Consumer indirect loans	5,032	4,827	2	.16	17	42	0.83	247.06
Continuing total	$ 103,081	$ 104,919	$ 128	.49%	$ 834	$ 1,730	1.68%	207.43%
Discontinued operations	743	757	-	-	6	42	5.65	700.00
Consolidated total	$ 103,824	$ 105,676	$ 128	.48%	$ 840	$ 1,772	1.71%	210.95%

N/M = Not meaningful

(a) Commercial and industrial ending loan balances include $128 million of commercial credit card balances at September 30, 2020; commercial and industrial average balances include $129 million of assets from commercial credit cards for the three months ended September 30, 2020
(b) Net loan charge-off amounts are annualized in calculation
(c) Commercial lease financing includes receivables held as collateral for a secured borrowing of $18 million at September 30, 2020. Principal reductions are based on the cash payments received from these related receivables

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GAAP to Non-GAAP Reconciliation Three months ended $ in millions 9/30/2020 6/30/2020 9/30/2019 Notable Items Provision for credit losses - -$ (123) - Efficiency initiative expenses --- Laurel Road acquisition expenses --- Total notable items - -$ (123) Income taxes - - (29) Total notable items after tax - -$ (94) Tangible common equity to tangible assets at period end Key shareholders' equity (GAAP) $ 17,722 $ 17,542 $ 17,116 Less: Intangible assets (a) 2,862 2,877 2,928 Preferred Stock (b) 1,856 1,856 1,856 Tangible common equity (non-GAAP) $ 13,004 $ 12,809 $ 12,332 Total assets (GAAP) $ 170,540 $ 171,192 $ 146,691 Less: Intangible assets (a) 2,862 2,877 2,928 Tangible assets (non-GAAP) $ 167,678 $ 168,315 $ 143,763 Tangible common equity to tangible assets ratio (non-GAAP) 7.8% 7.6% 8.6% Pre-provision net revenue Net interest income (GAAP) $ 1,000 $ 1,018 $ 972 Plus: Taxable-equivalent adjustment 6 7 8 Noninterest income 681 692 650 Less: Noninterest expense 1,037 1,013 939 Pre-provision net revenue from continuing operations (non-GAAP) $ 650 $ 704 $ 691 Average tangible common equity Average Key shareholders' equity (GAAP) $ 17,730 $ 17,688 $ 17,113 Less: Intangible assets (average) (c) 2,870 2,886 2,942 Preferred Stock (average) 1,900 1,900 1,900 Average tangible common equity (non-GAAP) $ 12,960 $ 12,902 $ 12,271 (a) For the three months ended September 30, 2020, June 30, 2020, and September 30, 2019, intangible assets exclude $5 million, $5 million, and $9 million, respectively, of period-end purchased credit card receivables (b) Net of capital surplus (c) For the three months ended ended September 30, 2020, June 30, 2020, and September 30, 2019, intangible assets exclude $5 million, $6 million, and $9 million, 23 respectively, of average purchased credit card receivables

GAAP to Non-GAAP Reconciliation Three months ended $ in millions 9/30/2020 6/30/2020 9/30/2019 Return on average tangible common equity from continuing operations Net income (loss) from continuing operations attributable to Key common shareholders (GAAP) $ 397 $ 159 $ 383 Plus: Notable items, after tax - - 94 Net income (loss) from continuing operations attributable to Key common shareholders excl. notable items $ 397 $ 159 $ 477 Average tangible common equity (non-GAAP) 12,960 12,902 12,271 Return on average tangible common equity from continuing operations (non-GAAP) 12.19% 4.96% 12.38% Return on average tangible common equity from continuing operations excl. notable items (non-GAAP) 12.19% 4.96% 15.42% Cash efficiency ratio Noninterest expense (GAAP) $ 1,037 $ 1,013 $ 939 Less: Intangible asset amortization 15 18 26 Adjusted noninterest expense (non-GAAP) $ 1,022 $ 995 $ 913 Net interest income (GAAP) $ 1,000 $ 1,018 $ 972 Plus: Taxable-equivalent adjustment 6 7 8 Noninterest income 681 692 650 Total taxable-equivalent revenue (non-GAAP) $ 1,687 $ 1,717 $ 1,630 Cash efficiency ratio (non-GAAP) 60.6% 57.9% 56.0% 24